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DELOITTE & TOUCHE LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-4496
Telephone (414)271-3000


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Criticare Systems, Inc.:

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 33-33497, 33-40038, 33-60214 and 33-60644) of our reports dated
August 1, 1995 included and incorporated by reference in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 1995.



/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
September 26, 1995